Exhibit 1
Articles of Incorporation





                            ARTICLES
                        OF INCORPORATION












                     P&P Research Co., Ltd.


                   ARTICLES OF INCORPORATION

                 CHAPTER. I. GENERAL PROVISIONS

Article 1.     Company Name

The name of the Company is "P&P Research Co., Ltd" (hereinafter referred to as "Company").


Article 2.     Objectives

The Company aims to engage in the following business activities:

(1)  Advertisement Planning and manufacturing

(2)  Publishing

(3)  Public opinion surveys

(4)  Planning and manufacturing o f commercial films for advertising

(5)  Production of pamphlets poster or leaflets

(6)  Communication IP business

(7)  Online commercial transactions business

(8)  Trading business

(9)  Travel, tourism, and features events planning

(10) Corporate ratings and analyses

(11) Consulting

(12) Any  and all acts, matters, businesses, and activities  that are  related, incidental, or conducive, either  directly  or indirectly, to the attainment of the foregoing purposes.



Article 3.     Location of the Head Office and Branches

     (1) The head office of the Company shall be located in Seoul.

     (2)  Branches, offices, sub-offices, and subsidiaries may be established,  opened, or closed within  or  outside  Korea upon the resolution of the Board of Directors.





Article 4. Method of Giving

Public  notices  by the Company shall be sent through  the  Maeil

Economic  Daily,  a  daily general circulation  Korean  newspaper published in Seoul, Korea.





                    CHAPTER II. STOCK SHARES



Article 5.     Total Number of Stock Shares

The Company is authorized to issue a maximum of 50,000,000 shares.



Article 6.     Par Value

The par value of a share issued by the Company is worth 1,000 Korean Won.



Article7. Total Number of Shares at the Time of Establishment

The Company shall issue a maximum of 10,000 shares at the: time of establishment.



Article 8. Type of Shares

The  shares to be issued by the Company include common shares and preferred shares that are both registered in nominative form.



Article 9. Number and Descrip tion of Preferred Shares

(1)   The  Company  shall issue non-voting preferred  shares.  As such, the number thereof shall not exceed one fourth (1/4) of the total number of issued and outstanding shares.

(2)   The  dividend  payout for the preferred  shares  shall  not exceed five (5) percent per annum of the par value, with the rate thereof to be determined by the Board of Directors at the time of issuance.

(3)   In case the dividend rate of common shares exceeds that  of preferred  shares, the excess will be distributed  proportionally among  preferred shareholders based on the total number of issued and outstanding shares.

(4)   In  case  the  Company  failed to  pay  out  dividends  for preferred  shares in a certain fiscal year, the dividend  arrears

must   be  paid  before  any  dividend  can  be  paid  to  common shareholders in the next fiscal year.

(5)  In case of non-payment of dividends for preferred shares  as agreed  upon  during  the  shareholders' meeting,  the  preferred shareholders shall have voting rights in succeeding shareholders'

meetings.  Such voting rights shall be valid until the payout  of preferred  dividends  is  agreed upon  during  the  shareholders'

meeting.

(6) Preferred shareholders may subscribe to common shares in case of rights issue. Likewise, they may subscribe to the same kind of shares as those issued in case of bonus issue.

(7) The preferred shares shall have a maturity of seven (7) years following  their  issue date. At the close of the  maturity,  the preferred shares shall be converted into common shares.  In  case the  Company  was not able to pay out the dividends within  seven years,  the term of the preferred shares shall be extended  until the  dividend in arrears are paid. The dividend payment  for  the newly  converted  common shares shall be made in accordance  with

Article 14.



Article 10.    Denominations of Share Certificates

Share   certificates   shall   be   issued   in   the   following

denominations:  one  (1), five (5), ten  (10),  fifty  (50),  one hundred (100), five hundred (500), one thousand (1,000), and  ten thousand (10,000) shares.



Article 11.    Preemptive Rights

(1)   Shareholders shall have preemptive rights to  subscribe  to new  shares of the Company, which may be issued in proportion  to their respective shareholdings.

(2)   The  provision of Section 1 of Article II  notwithstanding,

the  Company  may  allocate  new shares  to  persons  other  than existing  shareholders of the Company under any of the  following circumstances:

     1.   Issuance  of  new  shares through general  subscription

          following  the  resolutions of the Board  of  Directors

          pursuant  to  Clause 3, Article 180 of  the  Securities

          Trading Act;

     2.   Issuance  of  new  shares by exercising  stock  options

          pursuant  to  Clause 4, Article 189 of  the  Securities

          Trading Act;

     3.   Preferential allocation of new shares to members of the

          Employee Stock Ownership Association pursuant to Clause

          7, Article 191 of the Securities Trading Act;

     4.   Issuance of new shares to attract foreign investment as

          a management prerogative, pursuant to Foreign

          Investment Promotion Act;

     5.   Issuance of new shares to either domestic or foreign

          financial institutions to raise emergency funds;

     6.   Issuance of new shares to partners who will provide

          technical assistance to the Company;

     7.   Issuance of new shares to officers and employees of the

          Company,  with  the number of new shares not  exceeding

          twenty   one-hundredths  (20/100)  of  the  outstanding

          shares; and

     8.   Issuance  of new shares to strategic partners or  their

          affiliates to promote a certain business.

(3)  In case of abandonment or loss of the preemptive right to subscribe to new shares by any shareholder, the forfeited shares resulting from such abandonment or loss of the preemptive right shall be disposed of according to a resolution of the Board of

Directors. Likewise, any fractional shares resulting from the allocation of new shares shall also be disposed of according to a resolution  of the Board of Directors.



Article 12. Capital Increase by General Public Offering

(1)   The Company may issue new shares not exceeding thirty  one-

hundredths (30/100) of the total number of issued and outstanding shares  through  a  general  public offering,  according  to  the resolution  of  the  Board of Directors  pursuant  to  Clause  3,

Article 189 of the Securities Trading Act.

(2)  Under circumstances stated in Items 4 and 5 of Section 2 of

Article 11, the Company may issue new shares not exceeding thirty one-hundredths, (30/100) of the total number of issued and

outstanding shares according to the resolution of the Board of

Directors.

(3)  In case of issuance of new shares under circumstances stated

in Sections 1 and 2 of Article 12, the type and total number of shares to be issued and the issue price shall be determined

according to a resolution of the Board of Directors. The issue price shall be no less than the price determined in Clause 5,

Article 84 of the Enforcement Decree of the Securities Trading

Act.



Article 13. Stock Options

(1)   Based  on  a special resolution of the General  Meeting  of

Shareholders,  the Company may grant stock options not  exceeding thirty one-hundredths (30/100) of the total number of issued  and outstanding  shares  to  its officers and employees  pursuant  to

Clause 4, Article 189 of the Securities Trading Act . Pursuant to

Item 3, Clause 4, Article 189 of the Securities Trading Act,  the

Company  may  grant  stock  options  not  exceeding  twenty  one-

hundredths (20/100) of the total number of issued and outstanding shares.

(2)  Officers  and employees of the Company who have contributed,

or  are  capable of contributing, to the management or  technical innovation of the Company are entitled to receive stock  options,

except:

     1.   The  Largest Shareholder (defined in Clause 5,  Article

          54 and Item 2, Clause 4, Article 54-5 of the Securities

          Trading  Act)  and  Specially Related  Persons  thereof

          (defined in Clause 2 of Article 10-2 of the Enforcement

          Decree  of  the  Securities  Trading  Act)  except  for

          persons who are considered Specially Related Persons as

          officers of the Company;

     2.   Major  Shareholders  (defined in  Article  188  of  the

          Securities  Trading Act) and Specially Related  Persons

          thereof,   except  for  persons  who   are   considered

          Specially  Related Persons as officers of the  Company;

          and

     3.   Major Shareholders by virtue of the exercise of their

          stock options.

(3)   The  shares to be issued upon the exercise of stock options shall  include registered common shares or preferred shares.  The number  of shares to be issued is based on the difference between the exercise price and market price.

(4)   Stock options shall be granted to not more than ninety one-

hundredths  (90/100)  of total officers and employees.  Likewise,

each  officer  or employee shall receive not more than  two  one-

hundredths  (2/100) of the total number of issued and outstanding shares.

(5)   The exercise price per share for the stock option shall  be higher  than the average of closing prices during the last  three months, prior to the special resolution of the General Meeting of

Shareholders  stated  in Section I of Article  13.  In  case  the calculated price is lower than the par value, the par value shall be considered as the exercise price.

(6)   Stock  options  may be exercised within  seven  (7)  years,

starting  from  three (3) years after a corresponding  resolution was adopted during the General Meeting of Shareholders.

(7)   Pursuant  to  a resolution of the Board of  Directors,  the

Company may cancel the stock options granted to an officer or  an employee under the following circumstances:

     1.   The  officer or employee concerned voluntarily resigned

          upon receiving the stock option;

     2.   The  Company sustains material damage or losses due  to

          the  willful  conduct or negligence of the  officer  or

          employee concerned;

     3.   Other  circumstances that may lead to the  cancellation

          of  the  stock  option  pursuant to  the  stock  option

          agreement.



Article 14. Issuance Date of New Shares for the Purpose of

Dividends

New  shares issued through a rights offering, bonus issue, and/or stock  dividend shall be retroactive from the end of  the  fiscal year  immediately before the fiscal year, during the issuance  of new shares to distribute dividends for such new shares.



Article 15, Retirement of Shares

(1)  Pursuant to the resolution of the Board of Directors, the,

Company may retire a maximum of fifty (50) percent of total

outstanding shares and its earned profits to be paid as dividends to shareholders.

(2)  In accordance with the retirement as stated in Section I of

Article 15, the Company shall repurchase shares as treasury

stocks before retiring such shares.



Article 16. Agent for Alteration of Entry

(1)  The Company shall appoint an agent for alteration of entry.

(2)   The appointment of the agent, location of office, and range of  job  will shall be determined according to the resolution  of the Board of Directors and announced accordingly.

(3)   The  Register of Shareholders or its copy shall be kept  at the  office of the agent. The agent shall be responsible for  the alteration of entries on the register of shareholders due to  the transfer  of shares, creation of pledges over shares,  indication of  trust  assets,  and the issuance of share  certificates.  The agent shall also respond to the various requests of shareholders.

(4)   The  agent's duties as stated in Section 3  of  Article  16 shall  he  fulfilled  in accordance with the regulations  on  the transfer of shares by the agent.



Article  17. Report of Addresses, Names and Seals, or  Signatures

of Shareholders and Others

(1)  Shareholders and registered pledgees shall file their names,

addresses,  and seals (or signatures) to the agent as  stated  in

Article 15.

(2)  Shareholders and registered pledgees residing in  a  foreign country  shall report to the Company their agents and the address in Korea where notices shall be sent

(3). Any changes in matters stated in Sections I and 2 of Article

17 shall be reported to the agent stated in Article 15.



Article 18. Suspension of Altering Entry in the Register or

Shareholders

(1)   In  order  to  determine the persons who  are  entitled  to exercise various shareholders' rights, the Company shall  suspend the  entries  of alteration on the Register of Shareholders  from

January I to March 31 annually.

(2)  Shareholders registered in the shareholders' register as  of

December  31 per fiscal year shall be entitled to exercise  their rights  as  shareholders during the Regular  General  Meeting  of

Shareholders convened for such fiscal year.

(3)  Aside from the method stated in Section I of Article 18, the

Company may convene a Special General Meeting of Share holders as necessary  to  suspend any entry into the shareholders'  register with  respect  to  the  shareholders' rights  for  a  period  not exceeding three (3) months following a resolution of the Board of

Directors.  Likewise, the Special General Meeting of Shareholders

may  be convened to allow the shareholders whose names appear  in the  shareholders'  register  on a  record  date  set  through  a resolution of the Board of Directors to exercise their rights  as

shareholders.  The  Company  may  suspend  any  entry  into   the

shareholders' register and set the record date at the  same  time as  deemed necessary by the Board of Directors. The Company shall provide at least two (2) weeks prior notice to the public.

                      CHAPTER III.    BONDS



Article 19. Issuance of Convertible  Bonds

(1)  Following the resolution of the Board, the Company may issue convertible  bonds with total face value not exceeding  five  (5)

billion  won to persons other than existing shareholders  of  the

Company under the following circumstances

     1.   Issuance  of  convertible bonds through a  general  public offering;

     2.   Issuance  of convertible bonds to a partner company  in

          order to secure technical assistance;

     3.   Issuance of convertible bonds to financial institutions

          in Korea or abroad to raise emergency funds;

     4.   Issuance  of  convertible  bonds  to  attract   foreign

          investments   pursuant   to  the   Foreign   Investment

          Promotion Act; and

     5.   Issuance  of  convertible  bonds  to  overseas  markets

          pursuant to Article 192 of the Securities Trading Act.

(2)   The Board or Directors may have me convertible bonds stated

in  Section'  I  of Article 19 issued, provided  that  conversion rights  will  be  attached to only a portion of  the  convertible bonds.

(3)  The shares to be issued upon conversion shall include common shares and preferred shares. The Board of Directors shall set the conversion price as equal to or higher than the face value of the shares at the time of issuance of the convertible bonds.

(4)   The conversion period shall start three (3) months from the issue  date  of  the  convertible  bonds  and  end  on  the  date immediately  preceding the redemption date thereof. However,  the conversion  period  may  be  adjusted within  the  abovementioned period following a resolution of the Board of Directors.

(5) In case of any distribution of dividends on the shares issued upon conversion and any payment of accrued interest on the

convertible bonds, Article 15 hereof shall apply mutatis

mutandis.

Artiele 20.     Bonds with Warrants

(1)  Following the resolution of the Board, the Company may issue bonds with warrants having a total face value not exceeding  five

(5)  billion  Won to persons other than existing shareholders  of the Company under the following circumstances:

     1.   Issuance of bonds with warrants through a general

          public offering;

     2.   Issuance of bonds with warrants to a partner company in

          order to secure technical assistance;

     3.   Issuance   of   bonds   with  warrants   to   financial

          institutions  in  Korea or abroad  to  raise  emergency

          funds;

     4.   Issuance  of  bonds  with warrants to  attract  foreign

          investments   pursuant   to  the   Foreign   Investment

          Promotion Lion Act; and

     5.   Issuance  of  bonds with warrants to  overseas  markets

          pursuant to Article 192 of the Securities Trading Act

(2)  The Board of Directors shall determine the amount of new shares that can be acquired by holders of the bonds with

warrants, with the maximum amount of such new shares not

exceeding the face value of the bonds with warrants.

(3)   The  shares  to be issued upon exercise of  warrants  shall

include  common  shares  and  preferred  shares.  The  Board   of

Directors  shall set the issue price as equal to or  higher  than the face value of the shares at the time of issuance of the bonds with warrants.

(4) The warrant exercise period shall start three (3) months from the  issue  date  of  the relevant bonds  and  end  on  the  date immediately  preceding the redemption date thereof. However,  the warrant  period may be adjusted within the abovementioned  period following a resolution of the Board of Directors.

(5) In case of any distribution of dividends on the shares issued upon the exercise of warrants, Article 14 hereof shall apply mutatis mutandis.

Article 21.    Applicable Provisions for the Issuance of Bonds

The provisions of Article 16 and 17 may apply to the issuance  of bonds.



          CHAPTER IV. GENERAL MEETING OF SHAREHOLDERS



Article 22.    Convening of General Meeting of Shareholders

(1)   General Meeting of Shareholders shall either be Regular  or

Special.

(2)   The  Regular General Meeting of Shareholders shall be  held within three (3) months after the end of each fiscal year. On the other  hand, the Special General Meeting of Shareholders  may  be convened as necessary

(3)   The  Representative  Director  shall  convene  the  General

Meeting of Shareholders in accordance with the resolution of  the

Board  of Directors, unless otherwise mandated by other laws  and ordinances.

(4)   In  case the Representative Director is unable to  perform.

his/her  duties,  Section  2 of Article  37  hereof  shall  apply mutatis mutandis.



Article 23.    Notices

(1)  The written notice of the General Meeting of Shareholders of the  Company shall state the date, time, and place of the Meeting as  well as the agenda. In case the notices have not reached  the addressees  listed on the Register of Shareholders for  the  last three  (3)  years, the Company may stop sending  rig  notices  to them.

(2)   Pursuant to Clause 2, Article :191-10 of Securities Trading

Act,  the  Company  shall  disclose  information  regarding   its

management status when sending personal notices or making  public notices to convene the General Meeting of Shareholders as  stated

in  Section  I  of  Article 23. In case the Company  disseminates management  status information at its head office  and  branches,

the  agent  for  alteration  of  entries,  Financial  Supervision

Commission, and/or Korea Stock Exchange, it may not include  such information in notices.



Article 24.    Place of Meeting

The  General  Meeting of Shareholders shall be held in  the  city where  the  head  office is located or any other places  adjacent thereto as required.



Article 25.    Chairman of the General Meeting of Shareholders

(1)   The  Representative Director shall preside over the General

Meeting of Shareholders.

(2)  In the absence of the Representative Director, Section 2  of

Article 38 hereof shall apply.



Article 26.    Chairman's Authority to Maintain Order

(1)   The Chairman may order persons who disturb public order  or prevent  or  disrupt the deliberations of the General Meeting  of

Shareholders to stop or retract their remarks or leave the  place of meeting.

(2)   The Chairman may restrict the length and frequency  of  the

speech   of   the  shareholders  as  necessary  for  the   smooth

deliberations of the General Meeting of Shareholders.



Article 27.    Voting Bights

Each shareholder shall have one (1) vote per share.



Article 28.    Limitation of Voting Fights for Cross-Held Shares

In   case  the  Company,  its  parent  company,  or  any  of  its subsidiaries hold shares exceeding one tenth (1/10) of the  total number of issued and outstanding shares of another company either alone  or  in aggregate, the shares of the Company held  by  such other company shall not have voting rights.

Article 29.    Split Voting

(1)   Any shareholder who holds two (2) or more votes and  wishes to split his/her votes shall send a written notice to the Company including  the  reasons no later than three (3) days  before  the date set for the General Meeting of Shareholders.

(2)   The  Company may refuse to allow the shareholder  to  split his/her votes unless the shareholder acquired the shares in trust or  otherwise  holds  the shares for and  on  behalf  of  another person.



Article 30.    Voting by Proxy

(1)  A shareholder may exercise his/her vote through a proxy.

(2)   Pursuant to Section I of Article 30, the proxy holder shall tile  with  the Company documentary evidence (power of  attorney)

authorizing his/her representative to act as a proxy  before  the

General Meeting of Shareholders.



Article 31.    Method of Resolution

Unless otherwise provided by applicable laws and regulations, all resolutions of the General Meeting of Shareholders shall hall  be

adopted   through  the  affirmative  vote  of  the  majority   of

shareholders present. The majority shall represent not less  than one-fourth  (1/4) of the issued and outstanding shares.  However,

special resolutions to amend the Articles of Incorporation hereof shall  be  adopted through the affirmative vote of at  least  two thirds  (2/3)  of  the  shareholders present.  Such  votes  shall represent  not less than one-third (1/3) of the total  number  of issued and outstanding shares.

Article 32.    Minutes of General Meetings of Shareholders

The  substance  of the course of the proceedings of  the  General

Meeting of Shareholders and the results thereof shall be recorded in  minutes and preserved at the head office and branches of  the

Company,  with the names and seal or signatures of  the  Chairman and Directors present affixed.





         CHAPTER V.     DIRECTORS AND BOARD OF DIRECTORS



Article 33.    Number of Directors

The  Company  shall have at least three (3) directors,  with  the number of outside directors not exceeding one fourth (1/4) of the number of directors.



Article 34.    Election of Directors

(1)   Directors  shall  be elected during a  General  Meeting  of

Shareholders

(2)   A resolution for the election of directors shall be adopted through  the  affirmative  votes of a  majority  of  shareholders present, which represents not less than one-fourth (1/4)  of  the total number of issued and outstanding shares.



Article 35. Term of Directors

The term of office of the directors shall be for three (3) years.

In case the term of office

after  the end of the fiscal year but before the Regular  General

Meeting  of Shareholders convened for such fiscal year, the  term of  office  shall  be extended up to the close  of  such  General

Meeting of Shareholders.

Article 36.    Election of Directors to Fill a Vacancy

In  case a director resigns before the expiration of his/her term of  office,  a  successor  shall be elected  during  the  General

Meeting  of Shareholders. However, a successor may not be elected if  the  total number of remaining directors satisfies the number of  Directors  required  in Article 33 and  does  not  cause  any difficulties in the performance  of their duties.


Article 37.    Representative Directors and other officers

The   Company   may  elect  one  Representative  Director,   Vice

President,   Deputy   President,  and  several   Executive   Vice

Presidents through a resolution of the Board of Directors,



Article 38.    Duties of Directors

(1)  A Representative Director shall be responsible for executing all  matters assigned to the Board of Directors on behalf of  the

Company.  In case of more than one Representative Director,  each

Representative Director represents the, Company. The, Company may also  establish  regulations  on Joint  Representative  Directors through a resolution of the Board of Directors.

(2)    The  Vice  President,  Deputy  President,  Executive  Vice

Presidents,   and  Directors  shall  assist  the   Representative

Director and perform their respective duties as assigned  by  the

Board  of  Directors.  In  the  absence,  of  the  Representative

Director(s), the Vice President, Deputy President, Executive Vice

Presidents, or any one of the Directors shall take his/her  place as  Representative Director according to their order of  priority as determined by the Board of Directors.



Article 39.    Directors' Duty to Report

Any Director who finds any information that may cause substantial losses to the Company shall promptly report to the Auditor.

Article 40.    Composition and Convening the Board of Directors

(1)  The Board of Directors shall consist of the Directors of the

Company   and   adopt   resolutions   on   the   appointment   of

Representative Director and important matters with respect to the administration of the affairs of the Company.

(2)   The  Board  of  Directors  may appoint  one  Representative

Director  as President and elect one more Representative Director who  will  serve as Chairman as necessary. The Board of Directors may  also appoint several I Deputy Presidents and Executive  Vice

Presidents.

(3)   The Board of Directors shall be convened through the notice of either the Representative Director or a Director designated by the'  Board of Directors, if any. Personal notice of the  Meeting of  the  Board  of Directors shall be sent to each  Director  and

Auditor  at  least one (1) week prior to the date  set  for  such meetings However, said procedures may be omitted with the consent thereon of all Directors.

(4)  The Chairman of the Board of Directors has the right to call

Meetings  of the Board of Directors in accordance with Section  3 of Article 40.



Article 41.    Resolution Method of the Board of Directors

(1)  The quorum for the Board of Directors shall constitute of at least  more  than one half (1/2) of the Directors in  attendance,

with  all  resolutions  of the Board of Directors  requiring  the affirmative  votes  of  the majority of  the  quorum  during  the meeting of the Board of Directors.

(2)  The Board meetings may be held through a video conference or other  similar arrangement that enables the participation of  all or  some of the Directors In the meeting and voting on matters  a at the same time. A Director participating in the meeting by such arrangement shall be considered present at the meeting.

(3)  Any Director who has a particular interest in the matters to be  resolved  during the Meeting of the Board of Directors  shall not be entitled to vote during, such Meeting.

Article 42.    Minutes of the Meeting A Board of Directors

(1)   The proceedings of a Board meeting shall be recorded in the minutes.

(2)   The  agenda, proceedings, resolutions, dissenting  director

(if  any)  and  his/her  reasons for dissenting  during  a  Board meeting  shall  be recorded in the minutes, with  the  names  and seals of the Directors present at the meeting affixed.



Article 43.    Remuneration and Severance Allowance for Directors

(1)   The  remuneration  for the Directors  shall  be  determined through a resolution during the General Meeting of Shareholders.

(2)   The  payment of severance allowances for the Dire Directors shall  be based on the "Regulations on Retirement Allowances  for

Directors", which has been approved during the General Meeting of

Shareholders.



Article 44.    Consultant and Advisor

The  Company  may  appoint  consultants  or  advisers  through  a resolution of the Board of Directors.



                     CHAPTER VI.    AUDITOR:



Article 45.    Election of Auditor

(1).  The  Company shall have one or more Auditors, with  one  or more of them appointed as a standing auditor.

(2)   A resolution pertaining to the election of Auditor(s) shall be  adopted  separately from the resolution for the  election  of

Directors.

(3)   The  election  of  Auditor(s) shall  be  made  through  the affirmative  vote of the majority of shareholders present,  which represents not less than one-fourth (1/4) of the total number  of issued  and  outstanding shares. However, a  shareholder  holding more  than  three one-hundredths (3/100) of the Company's  issued and  outstanding, shares with voting rights shall not be entitled to  exercise  voting  rights for that excess portion  during  the

General  Meeting of Shareholders for the election of the Auditor.

In calculating the number of voting shares (including shares held by  Specially  Related Persons, shares held on  account  of  such shareholder  and his/her Specially Related Persons,  shares  with voting  rights delegated to such shareholder or his/her Specially

Related  Persons), the largest shareholder who  holds  more  than three-one hundredths (3/1,00) of the total voting shares of  file

Company  may not exercise his/her  voting rights with respect  to such excess shares.



Article 46.    Term of Office

The  term  of office of Auditor(s) shall be for three (3)  years.

The  term shall commence from the date of the appointment to  the close of the Regular General Meeting of Shareholders convened  to discuss  matters  related to the last fiscal year,  during  which his/her term of office expires.



Article 47.    Election of Auditor to Fill Vacancy

If any of the Auditor(s) resigns or dies, new Auditor(s) shall be elected during the General Meeting of Shareholders. However,  new

Auditor(s)  may  not  be  elected  if  the  number  of  remaining

Auditor(s)  does  not  violate the  requirement  referred  to  in

Article  45  hereof  and  does not cause any  difficulty  in  the execution of business of the Company.



Article 48.    Duties of the Auditor

(1)   The Auditor shall examine the accounts and business of  the

Company.

(2)  The Auditor may request the Board of Directors to convene  a

Special  General Meeting of Shareholders by submitting  documents stating the agenda for convening such meeting.

(3)  The Auditor may request business reports from any subsidiary of  the  Bank as necessary for the performance of his/her duties.

In   case   such  subsidiary  does  not  report  to  the  Auditor

immediately  or the Auditor needs to verify the contents  of  the reports,  the Auditor may investigate the status of business  and the financial condition of the subsidiary.



Article 49.    Audit Record

The  Auditor shall record the substance and results of its  audit in the Audit Record and affix his/her name and seal.



Article 50.    Remuneration and Severance Allowance of Auditor

(1)  The remuneration of Auditor(s) shall be determined through a resolution  during  the  General  Meeting  of  Shareholders.  The remuneration of Auditor(s) shall be deliberated upon  and  passed separately from the remuneration of Directors.

(2)  The payment of severance allowance for the Auditor shall  be based on the "Regulation on Severance Allowances for Executives",

which   has   been  approved  during  the  General   Meeting   of

Shareholders.



                   CHAPTER VII.   ACCOUNTING



Article 51.    Fiscal Year

The  fiscal year of the Company shall start on January I and  end on December 31 of each year.



Article   52.      Preparation  and  Maintenance   of   Financial

Statements and Business Report

(1)  The Representative Director of the Company shall prepare the following  documents to be submitted during the  Regular  General

Meeting  of  Shareholders together with  supplementary  data  and business reports:



     1.   Balance Sheet

     2.   Statements of Profits and Losses

     3.   Statement  of  Appropriation of  Retained  Earnings  or

          Statements of Disposition of Deficits

The Representative Director shall submit such documents for audit by  the Auditor(s) no later than six (6) weeks before the date of the Regular General Meeting of Shareholders.

(2)    The  Auditor(s)  shall  submit  an  audit  report  to  the

Representative  Director no later than one (1)  week  before  the date of the Regular General Meeting of Shareholders.

(3)   The. Representative Director shall keep file copies of  the documents  stated  in Section 1 of Article 52 together  with  the business  report and Auditor's audit report thereon at  the  head office of the Company for five (5) years. All certified copies of such  documents shall be kept at the branches of the Company  for three  (3) years, beginning from one (1) week before the date  of the Regular General Meeting of Shareholders.

(4)  Immediately upon obtaining approval for the documents stated

in  Section  I  of  Article  52 during  the  General  Meeting  of

Shareholders,  the Representative Director shall issue  a  public notice regarding the balance sheet and the opinion of an External

Auditor.



Article 53.    Appointment of External Auditor

The  External  Auditor  shall  be appointed  during  the  Regular

General  Meeting  of  Shareholders as proposed  by  the  External

Auditor  Appointment Committee, in accordance with  the  Laws  of

External Audits.



Article 54.    Disposal of Profits

The Company shall dispose of the unappropriated retained earnings as of the end of each fiscal year as follows:

1. Earned surplus reserves

2. Other statutory reserves

3. Additional reserves

4. Dividends

5. Bonuses for executives

6. Other appropriations of earned surplus



Article 55.    Dividends

(1)  Dividends may be distributed in cash or stock.

(2)   In  case  of  stock dividends and the Company  has  several classes  of  shares, stock dividend distribution may be  made  in shares  of  a  different  class through a resolution  during  the

General Meeting of Shareholders.

(3)  Dividends as stated in Section I of Article 55 shall be paid

to   shareholders  registered  in  the  Company's   register   of

shareholders or the registered pledges as of the last day of each fiscal year.



Article 50.    Expiration of Right to Payment of Dividends

The  right  to  demand  payment of dividends shall  automatically expire  in  case  of  non-exercise within five  (5)  years.  Such dividends shall be placed in the custody of Company.



                            ADDENDUM

1.   Internal Regulations

The  Company may have internal regulations that the Company deems as necessary to execute its business, according to the resolution of the Board of Directors.



2.   First Fiscal Year

The first fiscal year of the Company shall all be set as the date of incorporation to December 31 of the year of incorporation.